Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Corbus Pharmaceuticals Holdings, Inc. and Subsidiary on Form S-8 to be filed on or about March 8, 2017 of our report dated March 8, 2017, on our audits of the consolidated financial statements as of December 31, 2016 and 2015 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 8, 2017.

/s/ EisnerAmper LLP
Iselin, New Jersey
March 8, 2017